Exhibit 99.1

Second Amendment to Purchase Agreement

SECOND AMENDMENT TO PURCHASE AGREEMENT

This Second Amendment to Purchase Agreement is dated as of March 24, 2011 (this “Second Amendment”), by and between FLATBUSH FEDERAL SAVINGS AND LOAN ASSOCIATION (f/k/a Flatbush Federal Savings and Loan Association of Brooklyn), a savings bank organized and chartered under the laws of the United States of America (“Seller”), and 2166 NOSTRAND LLC, a New York limited liability company (“Purchaser”).

WITNESSETH:

WHEREAS, Seller and C and A Capital LLC (“CA”) entered into a Purchase Agreement, dated as of March, 3, 2010, (the “Original Agreement”), for the following properties known as: 2146 Nostrand Avenue, Brooklyn, New York, having a tax map designation of Block 7557, Lot 130 (“Property A”); 2158 Nostrand Avenue, Brooklyn, New York, having a tax map designation of Block 7557, Lot 135 (“Property B”); and a portion of 2166 Nostrand Avenue, Brooklyn, New York, consisting of approximately 12,305 square feet, having a tax map designation of Block 7557, Lot 124 (“Property C”);
WHEREAS, Seller and CA previously entered into an Amendment to Purchase Agreement, dated on or about July 23, 2010 (the “First Amendment” and together with the Original Agreement, the “Agreement”);

WHEREAS, the Purchaser and CA are Affiliates.

WHEREAS, pursuant to an Assignment of Purchase Agreement, dated on or about the date hereof, a copy of which is attached  hereto as Exhibit K, CA has assigned all of its right, title and interest, in and to the Agreement (including, without limitation, the Deposit thereunder), to Purchaser and Purchaser has assumed all of CA’s obligations under the Agreement, all in accordance with, and subject to, the terms and conditions of Section 13.6;

WHEREAS, the Seller and Purchaser have agreed that Purchaser shall construct and deliver to Seller an expanded Bank Branch consisting of three (3) additional floors of office space each consisting of approximately 2,400 square feet (the “Bank Branch Expansion”);

WHEREAS, Purchaser and Seller desire to further amend the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Seller and Purchaser agree as follows:

1.           As used throughout this Second Amendment (including the recitals above), capitalized   terms, unless otherwise defined, shall have the same meaning ascribed thereto in the Agreement.

2.           Anything in the Agreement to the contrary notwithstanding, at Closing, in consideration of Purchaser undertaking the cost and expense of the Bank Branch Expansion, Purchaser shall receive a credit against the Purchase Price in the amount of  Two Million One Hundred Seventy Six Thousand Six Hundred Dollars ($2,176,600.00).

3.           Section 9.1 of the Agreement (Closing) is deleted in its entirety and there is substituted in lieu thereof the following:

“9.1           Closing.               Subject to the satisfaction or waiver of all of the Closing Conditions, the closing of the Transfer (the “Closing” and the date on which the Closing occurs, the “Closing Date”) will take place on the date which is five (5) days after (x) the date the Subdivision has been approved and (y) new tax lot numbers have been assigned to Property C and the Retained Property (the “Approval Date”).   The Closing shall take place at 11:00 a.m. at the offices of Cullen and Dykman LLP, 44 Wall Street, New York, New York 10005, unless another time, date or place is agreed to in writing by the parties; provided, however, that the parties agree to close at the offices of Purchaser’s lender, if any, or counsel thereto, in each instance, located in the County of New York.  If the Closing does not take place on the Closing Date as the same may be adjourned, postponed or extended pursuant to any provision of this Agreement which expressly allows such adjournment, postponement or extension, then, at any time thereafter, Seller, by written notice to Purchaser, pursuant to Section 13.1 hereof, shall have the right to make TIME OF THE ESSENCE for a rescheduled Closing Date, provided (i) said rescheduled Closing Date shall be not less than five (5) days from the date of said written notice and (ii) said rescheduled Closing Date shall be on a Business Day that is not a Jewish Holiday.”

4.           Section 7.2 (Conveyance Taxes) is amended in part by adding the following sentence at the end thereof:  “Solely for purposes of preparing the Tax Returns, the Seller and Purchaser hereby stipulate and agree that the hard and soft costs to be incurred by Purchaser to deliver the core and shell of the basement and first floor of Bank Branch is $1,000,000.00.”

5.           Section 12.1 of the Agreement (Construction Requirements and Break Up Fee) is deleted thereof in its entirety and there is substituted in lieu thereof the following new Section 12.1:

“12.1           Construction Requirements.  Seller shall promptly and diligently after the Effective Date commence and diligently complete preparation of the plans and specifications (the “Plans and Specifications”) for an approximate 12,250 to 13,450 square feet building including cellar (which building shall have a ground floor footprint as set forth on the site plan survey annexed as Exhibit I-1 Site Plan).  The building, to be constructed on the Retained Property, shall include a ground retail bank branch floor and three (3) upper floors, dedicated to office use by the Seller (collectively, “Bank Branch”), which shall incorporate the specifications contemplated by the Preliminary Specifications annexed hereto as Amended Exhibit I and as otherwise provided for herein.  The Plans and Specifications shall be prepared by Seller’s architect.  The Plans and Specifications shall be prepared in compliance with all applicable laws.  Seller shall cause delivery of such Plans and Specifications to be delivered to Purchaser on or before March 30, 2011 (the “Plan Outside Date”) ,   which Plans and Specifications shall be subject to Purchaser’s approval; provided, however, that such approval shall not be unreasonably, withheld, delayed or conditioned.  If said Plans and Specifications shall require revision pursuant to applicable review by the New York City Department of Buildings (“DOB”), Seller and Seller’s architect shall, within five (5) Business Days of notification of such revision, (the “Revision Period”) make all necessary revisions thereto and re-deliver said revised Plans and Specifications to Purchaser and Purchaser’s architect.  Seller shall cause its engineer to submit such documentation to the Metropolitan Transit Authority (MTA) (the “MTA Documentation”) so as to obtain a letter of no effect with respect to the subway route nearest to the Property.  Copies of the MTA Documentation shall be delivered to Purchaser and be subject to the prior written approval of Purchaser and Purchaser’s architect prior to Seller’s submission to the MTA which in each instance shall not be unreasonably, withheld, delayed or conditioned.  If Seller shall have failed to (A) deliver the Plans and Specifications prior and/or MTA Documentation, as the case may be, prior to the Plan Outside Date and/or (B) reasonably respond to a request for changes within the Revision Period, for any reason, Purchaser shall be entitled to a credit against the Purchase Price in the amount of $650.00 per day for each day beyond the (1) Plan Outside Date that such final Plans and Specifications and/or MTA Documentation have not been delivered and (2) Revision Period that such revisions are not received by Purchaser.   Following the finalization of the Plans and Specifications (ie. after DOB review), Seller shall deliver a complete and final set to Purchaser, in such form as required (i.e. CADD) for submission to the DOB. Purchaser shall seek on a diligent basis to obtain all necessary permits, and shall promptly and diligently after the Closing Date commence and thereafter diligently pursue on a continuous basis to completion the construction of the Bank Branch and Bank Branch Expansion, as contemplated by Amended Exhibit I (defined above) and the final Plans and Specifications.  Purchaser shall keep Seller apprised of any material changes to the construction of the Bank Branch and Bank Branch Expansion from time to time and Purchaser is authorized, following prior notice and consultation with Seller, to make non-material or de minimis changes to the final Plans and Specifications as may be required during the course of construction.  Purchaser shall construct the Bank Branch and Bank Branch Expansion in compliance with the final Plans and Specifications and Seller shall insure that the final Plans and Specifications meet all applicable legal requirements (“Requirements”), including, but not limited to (i) Local Law No. 5 of 1973, as then in force, (ii) the Building Code of New York City, as then in force, (iii) DOB policies and procedures, as then in force, (iv) the Zoning Resolution of New York City, as then in force, and (v) SEQRA.  Purchaser, at its expense, shall provide expediting service necessary to obtain any permits, certificates and approvals (of applicable governmental authorities) for the construction of the Bank Branch and Bank Branch Expansion required under the Requirements.   Simultaneous with the preparation of the Plans and Specifications be delivered prior to the Plan Outside Date, as set forth herein, Seller shall prepare and deliver a set of Alternative Plans and Specifications (prior to the Plan Outside Date) which shall be utilized to the extent that (1) underpinning is required in respect of construction and (2) Seller is unable to obtain consents of applicable neighbors (including, without limitation, signature on any required applications to the DOB) on or before the Plan Outside Date.  Such Alternative Plans and Specifications shall set forth construction of the Bank Branch and Bank Branch Expansion with an alternative foundation design so that neighbor consents and approvals shall not be necessary (such smaller basement shall thereafter be deemed to modify Exhibit I-1 Site Plan).  Any incremental increase or decrease in the cost to construct the building using the alternative foundation design shall be adjusted between the parties.  Such Alternative Plans and Specifications shall be subject to Purchaser’s approval not to be unreasonably withheld, conditioned or delayed.  Purchaser shall pay $5,000 to Seller in respect of  Seller’s costs incurred in connection with the generation of such Alternative Plans and Specifications; such payment to be made within 15 days of demand by Seller but following Seller’s delivery of the Alternative Plans and Specifications as aforesaid.  Seller, at no cost or expense to it, shall promptly execute and deliver any documents or instruments reasonably required to obtain such permits, consents, certificates and approvals.  Seller’s architect shall be the “architect of record” and Seller shall cause such architect to fully and completely cooperate

with Purchaser and Purchaser’s architect.   Seller acknowledges that Purchaser has heretofore caused a file to be opened with the DOB for the purposes of constructing the Bank Branch.  Provided that Seller shall have engaged Purchaser’s contractor pursuant to such contractor’s standard form (AIA Form 201 GC or equivalent thereof) of construction agreement (subject in any event to reasonable review and comment), Purchaser shall cause Purchaser’s contractor to promptly and diligently complete the build-out of the Bank Branch (the “Build-Out”) per the plans and specifications (the “Scope”) to be developed  by Seller’s architect.  Based on drawings heretofore delivered by Seller’s architects to Purchaser’s contractor, the cost of the Build-Out has not yet been agreed and such cost shall only be ascertainable upon delivery of the Scope.”

6.           Exhibit I to the Agreement is deleted in its entirety and there is substituted in lieu thereof Amended Exhibit I attached hereto.

7.           Intentionally Omitted.

8.           For clarification and not limitation, Seller acknowledges that Purchaser has applied for Subdivision approval from the applicable regulatory authorities; it is acknowledged that such approval shall require the prior approval of building plans submitted by Purchaser to the DOB (which plans are based, in part, on the Plans and Specifications developed by Seller and delivered to Purchaser).  To the extent that such plans require modification due to Purchaser’s agreement to construct the Bank Branch Expansion in accordance with the terms of this Amendment, as opposed to the Bank Branch as had been originally contemplated in Section 12.1 of the Original Agreement, Seller shall promptly prepare such amendments to the Plans and Specifications and deliver all such amendments or revisions to Purchaser.  Purchaser shall thereafter promptly amend its filings with the DOB and other applicable authorities so as to obtain Subdivision approval as promptly as practicable.

9.           For clarification and not limitation, Seller hereby certifies that Seller has filed a preliminary application for applicable tax benefits under the Industrial and Commercial Abatement Program (ICAP) and, therefore, Purchaser may proceed to apply for any necessary permits and approvals required for construction of the Bank Branch.

10.           The Branch Lease, attached to the Agreement as Exhibit D thereto is amended in part by deleting the third (3rd) sentence in Article 36 (Tenant’s Termination Right) and substituting in lieu thereof the following: “Tenant agrees to terminate the Branch Lease and vacate the Premises no later than forty-five (45) days from the date that (A) Landlord completes construction of the Bank Branch, the Bank Branch Expansion and (B) if applicable, Landlord’s contractor has completed construction of the Build-Out, (in the case of (A) and (B) above, all in accordance with the requirements of Section 12 of the Purchase Agreement) and (C) Landlord delivers to Tenant a temporary certificate of occupancy for the Bank Branch, the Bank Branch Expansion and the Build-Out (the “Outside Closing Date”); provided, however, that (i) Landlord shall deliver a final certificate of occupancy for the Bank Branch, the Bank Branch Expansion and the Build-Out (if applicable) in due course (but in no event shall Purchaser allow a TCO to lapse (other than solely as a result of the direct actions of Seller)) and (ii) if Tenant shall have elected to complete the Build-Out of the Premises utilizing a contractor other than the contractor specified by Landlord on the terms set forth in Section 12 of the Purchase Agreement, Tenant shall (A) promptly amend the Plans and Specifications set forth in Section 12 of the Purchase

Agreement to set forth the construction of a plain vanilla box sufficient to enable Landlord’s contractor to obtain a temporary certificate of occupancy (using the minimum requirements by code); (B) vacate the Premises no later than five (5) months from the date that Landlord has completed the Bank Branch Expansion (with the applicable temporary certificate of occupancy aforesaid) and (C) upon demand, reimburse Landlord or Landlord’s contractor, as the case may be, for the cost of such construction not to exceed Sixty Five Thousand Dollars ($65,000.00).”  For clarification and not limitation,   if Seller shall have failed to agree on a form of contract and/or the Scope with the contractor on or before May 31, 2011, Purchaser may complete the construction of the Bank Branch and Bank Branch Expansion without liability to Seller for the Build-Out and, in such event, Purchaser shall only be required to deliver a temporary certificate of occupancy to Seller (provided, however, that Seller shall reimburse Purchaser or Purchaser’s contractor for the cost of construction to enable obtaining a temporary certificate of occupancy for the Bank Branch and Bank Branch Expansion; such cost, as aforesaid, not to exceed Sixty Five Thousand Dollars ($65,000.00)).

11.           At Closing, Purchaser shall cause Alex Adjmi to execute and deliver an unconditional payment guaranty in favor of Seller in the form annexed as Exhibit L to secure Purchaser’s obligation to complete construction of the Bank Branch and Bank Branch Expansion in accordance with Amended Exhibit I (but without reference to, and specifically excluding, the Build-Out).  The obligations set forth by such payment guaranty shall in no event exceed the amount of Two Million One Hundred Seventy Six Thousand Six Hundred Dollars ($2,176,600.00).

12.           This Second Amendment shall be effective as of the date hereof.

13.           Except as hereby amended, the Agreement is in all respects ratified and confirmed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment as of the year and date first above written.

SELLER:

FLATBUSH FEDERAL SAVINGS AND LOAN ASSOCIATION

By: /s/ Jesus R. Adia
Jesus R. Adia
President

PURCHASER:

2166 NOSTRAND LLC

By: /s/ Alex Adjmi
Name: Alex Adjmi
Title: Authorized Signatory